                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                     MORGAN STANLEY CHINA A SHARE FUND, INC.

         THIS IS TO CERTIFY THAT:

         FIRST: Morgan Stanley China A Share Fund, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended (the "CHARTER"):

                                    ARTICLE I

         The undersigned, Ronald E. Robison, whose address is 1221 Avenue of the
Americas, New York, New York 10020, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II

         The name of the corporation (hereinafter called the "CORPORATION") is
Morgan Stanley China A Share Fund, Inc.

                                   ARTICLE III

         The Corporation was formed for the following purposes:

            (1) To act as a closed-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the
Investment Company Act of 1940, as amended, and to engage in any lawful business or other activity for which a corporation may be organized under the general laws of the State of Maryland now or hereafter in force.

            (2) To hold, invest and reinvest its assets in securities and other investments or to hold all or part of its assets in each.

            (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

            (4) To enter into management, supervisory, advisory, administrative, underwriting and other contracts and otherwise do business with other corporations, and subsidiaries or affiliates thereof, or any other firm or organization, notwithstanding that the Board of Directors of the Corporation may be composed in part of officers, directors or employees of such corporation, firm or organization and, in the absence of fraud, the Corporation and such corporation, firm or organization may deal freely with each other and neither such

management, supervisory, advisory, administrative or underwriting contract nor any other contract or transaction between the Corporation and such corporation, firm or organization shall be invalidated or in any way affected thereby.

            (5) To do any and all additional acts and exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

         The Corporation shall be authorized to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

                                   ARTICLE IV

         The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust
Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

         The name of the Corporation's resident agent is The Corporation Trust
Incorporated, and its post office address is 300 East Lombard Street, Baltimore,
Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                                    ARTICLE V

         Section 1. (1) The total number of shares of capital stock that the
Corporation has authority to issue is 100,000,000 shares of capital stock of the par value of $0.01 cash per share, having an aggregate par value of $1,000,000, all of which 100,000,000 shares are initially classified as "COMMON STOCK."

            (2) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the
Corporation:

               (a) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock which may be classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

               (b) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such times and in such amounts as the Board of Directors may deem advisable.

               (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common
Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distribution in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock which may be

classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

         Section 2. (1) Without the assent or vote of the stockholders, the
Board of Directors shall have the authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

            (2) The foregoing powers of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes or preferred stock, preference stock, specials stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

               (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of
Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the
Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification reclassification as provided in this subparagraph;

               (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating;

               (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights;

               (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provisions for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine;

               (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof;

               (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a par with such rights of any other class or series of stock;

               (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof; and

               (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

            (3) For the purposes hereof and of any articles supplementary to the
Charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

               (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

               (b) on a parity with another class or series either as to
dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from these of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preparation to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

               (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

            (4) The provisions of Section 2 of this Article V may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon.

         Section 3. The presence in person or by proxy of the holders of record of a majority of the aggregate number of shares of capital stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in the Charter.

         Section 4. Notwithstanding any provision of the general laws of the
State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon, such action shall, except as otherwise provided in the Charter, be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock of the
Corporation outstanding and entitled to vote thereupon voting together as a single class.

         Section 5. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether new or thereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of capital stock and of any other class of stock or securities which may hereafter be created.

         Section 6. All persons who shall acquire capital stock in the
Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws.

         Section 7. Except as otherwise provided in subsection (2) of this
Section 7 of this Article V, the affirmative vote of at least three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class shall be necessary to authorize any of the following actions:

               (a) the conversion of the Corporation to an "open-end company" or any amendment to the Charter to make the Corporation's common stock a
"redeemable security" (as such terms are defined in the Investment Company Act of 1940);

               (b) the merger or consolidation of the Corporation with or into any other company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization) or share exchange in which the Corporation is not the successor corporation;

               (c) the dissolution or liquidation of the Corporation
notwithstanding any other provision in the Charter;

               (d) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation other than in the ordinary course of the Corporation's business;

               (e) a change in the nature of the business of the Corporation such that it would cease to be an investment company registered under the
Investment Company Act of 1940; or

               (f) the issuance or transfer by the Corporation (in one
transaction or a series of transactions) of any securities of the Corporation to any other person in exchange for each, securities or other property having an aggregate fair market value of $ 1,000,000 or more excluding (i) sales of any securities of the Corporation in connection with a public offering thereof, (ii) issuances of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation or pursuant to a stock dividend and (iii) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation.

            (2) If the Board of Directors approves, by a vote of at least seventy percent of the entire Board of Directors, any action listed in subsection (1) of this Section 7 of this Article V other than the action described in clause (1)(f), the affirmative vote of only a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class shall be necessary to authorize such action. If the Board of Directors approves, by a vote of at least seventy percent of the entire Board of Directors, an action described in clause (1)(f)
of this Section 7 of this Article V, no shareholder vote shall be required to authorize such action.

            (3) The provisions of this Section 7 of this Article V may not be amended, altered or repealed except by the approval of at least three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

         Section 8. Holders of shares of capital stock of the Corporation shall not be entitled to exercise any rights of an objecting stockholder providing provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law
(the "MGCL") unless the Board of Directors, upon the affirmative vote of a majority of the entire Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

                                   ARTICLE VI

         The initial number of directors of the Corporation is thirteen (13), and the names of the directors who shall act as such until the first annual meeting of stockholders and until their successors are duly elected and qualify are Frank L. Bowman, Michael Bozic, Kathleen A. Dennis, Charles A. Fiumefreddo,
Edwin J. Garn, Wayne E. Hedien, James F. Higgins, Dr. Manuel H. Johnson, Joseph
J. Kearns, Michael F. Klein, Michael E. Nugent, W. Allen Reed and Fergus Reid.

         The Bylaws of the Corporation may fix the number of directors at a number other than thirteen and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the Bylaws, provided that in no case shall the number of directors be less than the number prescribed by law, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the Bylaws of the Corporation, the directors of the Corporation need not be stockholders.

         The Bylaws of the Corporation may also divide the directors of the
Corporation into classes and provide for the term of office of each class, as permitted by Maryland law.

         A director may be removed, with or without cause, by the affirmative vote of at least two-thirds of the votes entitled to be cast by the stockholders of the Corporation generally the election of directors.

         The provisions of this Article VI may not be amended, altered or repealed except by a vote of three-fourths of the shares of capital stock of the
Corporation outstanding and entitled to vote thereupon, voting as a single class.

                                   ARTICLE VII

         Section 1. All corporate powers and authority of the Corporation
(except as at the time otherwise provided by statute, by the Charter or by the
Bylaws) shall be vested in and exercised by the Board of Directors.

         Section 2. The Board of Directors shall have the sole power to adopt, alter or repeal the Bylaws of the Corporation except to the extent that the
Bylaws otherwise provide. The provisions of this Section 2 of this Article VII may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the corporation outstanding and entitled to vote thereupon voting together as a single class.

         Section 3. The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation
(other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the Bylaws.

         Section 4. The Board of Directors shall have the power to determine, as provided herein, or if a provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of capital stock of the
Corporation.

         Section 5. The Board of Directors shall have the power to distribute dividends from the funds legally available therefor in such amounts, if any, and in such manner to the stockholders of record as of a date as the Board of
Directors may determine.

         Section 6. Without the assent or vote of the stockholders, the Board of
Directors shall have the power to authorize the issuance from time to time of shares of the capital stock of any class of the Corporation, whether new or hereafter authorized, and securities convertible into shares of capital stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable. To the extent permitted by Maryland law, the Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

         Section 7. Without the assent or vote of the stockholders, the Board of
Directors shall have the power to authorize and issue obligations of the
Corporation, secured or unsecured, as the

Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

         Section 8. The provisions of Sections 6 and 7 of this Article VII may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

                                  ARTICLE VIII

         Section 1. To the fullest extent permitted by Maryland statutory or decisional law, subject to the requirements of the Investment Company Act of
1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which such liability is asserted. No amendment of the Charter or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

         Section 2. The Corporation shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the
Corporation or, while a director or officer of the Corporation, serves or served at the request of the Corporation any other enterprises as a director, officer, trustee, employee or agent. To the fullest extent permitted by law (including the Investment Company of 1940) as currently in effect or as the same way hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed in advance of final disposition of a proceeding (without requiring a preliminary determination of the ultimate entitlement to indemnification) by the Corporation promptly upon receipt by it of (i) a written undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation and (ii) a written affirmation by the person of the person's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. The rights provided to any person by this Section 2 of this Article VIII shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. The Corporation shall have the power, with the approval of the
Board of Directors, to provide indemnification and advancement of expenses to any employee or agent of the Corporation. No amendment of this Section 2 of this
Article VIII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this
Section 2 of this Article VIII, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the
Corporation" shall include services as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, the participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the
Corporation. The provisions of this Section 2 of this Article VIII shall be in addition to the other provisions of this Article VIII.

         Section 3. Each section and portion thereof of this Article VIII shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.

         Section 4. The provisions of this Article VIII may not be amended, altered or repealed except by a vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereon, voting as a single class.

                                   ARTICLE IX

         The duration of the Corporation shall be perpetual.

                                    ARTICLE X

         From time to time, any of the provisions of the Charter may be amended, altered or repealed (including any amendment, alteration or repeal that changes the terms or contract rights of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in the Charter may be added or inserted (including any addition or insertion that changes the terms or contract rights of any of the outstanding stock by classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon; provided that, if the Charter specifically so provides, any such amendment, alteration, repeal, addition or insertion may be effected only upon the vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon. The provisions of the prior sentence may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon. All rights at any time conferred upon the stockholders of the Corporation by the Charter are subject to the provisions of this Article X.

         THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly approved by a majority of the entire Board of Directors in accordance with Sections 2-603(c) and 2-609 of the Maryland General
Corporation Law, as amended from time to time, there being no stock of the
Corporation outstanding or subscribed for and entitled to be voted thereon.

         FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the
Charter.

         FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the
Charter.

         SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI of the foregoing amendment and restatement of the Charter.

         SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the Charter was 10,000,000 shares, each having a par value of $0.01, all of one class designated as Common Stock. The aggregate par value of all shares of stock having par value was $100,000.00.

         EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the
Charter is 100,000,000 shares, each having a par value of $0.01, all of one class designated as Common Stock. The aggregate par value of all shares of stock having par value is $1,000,000.00.

         NINTH: The undersigned President acknowledges these Articles of
Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned
President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [SIGNATURE PAGE FOLLOWS]

                                       10

         IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment and Restatement to be signed in its name and on its behalf by its
President and attested to by its Secretary on this 24th day of August, 2006.

ATTEST:                                      MORGAN STANLEY CHINA A SHARE
                                             FUND, INC.

/s/ Mary E. Mullin                           By: /s/ Ronald E. Robison
---------------------------------                ------------------------(SEAL)
Name:  Mary E. Mullin                        Name:   Ronald E. Robison
Title: Secretary                             Title:  President